Exhibit 10.1

EXECUTION COPY
Confidential

INCONTROL MEDICAL, LLC
VIVEVE MEDICAL, INC.

EXCLUSIVE DISTRIBUTORSHIP AGREEMENT

THIS EXCLUSIVE DISTRIBUTORSHIP AGREEMENT (this “Agreement”) is made and effective as of this 8th day of August, 2017 (“Effective Date”) by and between InControl Medical, LLC, a Wisconsin limited liability company (“InControl”), and VIVEVE MEDICAL, INC., a Delaware corporation (“Viveve”).

WHEREAS, InControl designs, manufactures and sells the InTone™, InToneMV™, ApexM™ and IntensityTM devices for the treatment of female and male urinary and fecal incontinence and sexual dysfunction.

WHEREAS, Viveve is in the business of designing, manufacturing, marketing, promoting, distributing and selling the Geneveve™ device for the treatment of female health conditions and has a substantial internal sales force dedicated to directly selling medical devices to treat female health conditions to licensed medical professional offices and hospitals.

WHEREAS, InControl and Viveve have agreed to enter into this exclusive distribution arrangement to allow Viveve to directly market, promote, distribute and sell the Products (as defined below) to licensed medical professional offices and hospitals (other than the [*****] and [*****]) in the United States of America (“Market”) through its internal sales force (or as otherwise set forth in Section 3), and to specify the terms and conditions of Viveve’s marketing, promotion, distribution and sale of the Products within the Market on behalf of InControl.

WHEREAS, InControl and Viveve have also agreed that Viveve will simultaneously herewith invest $2,500,000 in InControl on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties agree as follows:

1.	Definitions. As used herein:

a.     “Accessories” means peripherals, gels, lotions, cleaners, stimulants, accoutrements, boxes, containers and other accessories.

b.      “Products” means InControl’s InTone™, InToneMV™, ApexM™ and IntensityTM devices and related Accessories, including all of InControl’s improvements, enhancements, modifications, updates, new versions and future iterations of the foregoing.

c.      “Trademarks” means the marks InTone™, InToneMV™, ApexM™ and IntensityTM as well as related logos, stylization or trade dress.

2.       Appointment. Subject to the terms and conditions of this Agreement, InControl hereby appoints Viveve as its exclusive distributor to directly market, promote, distribute and sell the Products within the Market through Viveve’s internal sales force or as otherwise set for in Section 3. Subject to the terms and conditions of this Agreement, Viveve hereby accepts such appointment on the terms and conditions set forth herein, and agrees to use its commercially reasonable efforts to maximize sales of the Products within the Market during the term of this Agreement.

3.       General Terms of Appointment.

a.     General Rights and Responsibilities. Each party acknowledges and agrees that the other party may perform some or all of its obligations under this Agreement through one or more of its parents, subsidiaries or affiliates; provided, however, that such performance shall not relieve such other party of any of its obligations hereunder.

b.     Certain Rights and Responsibilities of Viveve. Viveve may appoint agents, dealers, and/or sales representatives to act on its behalf hereunder; provided that any compensation to such agents, dealers, or representatives shall be the sole responsibility of Viveve, and not InControl’s responsibility. Additionally, Viveve shall be solely responsible for all compensation to its sales force and other employees, as well as for the acts, omissions, misrepresentations and errors of its sales force and other employees, agents, dealers and representatives. Viveve shall also be solely responsible for all of its own expenses incurred in connection with the performance of its responsibilities under this Agreement.

c.     Market Exclusivity. Subject to the other provisions of this Section 3 and Sections 8 and 9 below, InControl will not (i) directly or indirectly (either itself or through any affiliates), and will not appoint or authorize any other third party person or organization to, market, promote, distribute or sell the Products or (ii) license or grant any of its regulatory approvals or patent, trade secret or other intellectual rights in or embodied by the Products to any third party, in each case within the Market during the term of this Agreement. Any inquires or orders received by InControl with respect to the sale of any of the Products within the Market will be promptly referred by InControl to Viveve.

d.     Sales to and by Viveve. Subject to the other provisions of this Section 3 and Sections 8 and 9 below, InControl shall sell, and Viveve shall purchase, Products directly from InControl at the purchase prices set forth on the Product Pricing List on Exhibit A, unless otherwise mutually agreed by the parties in writing. The parties each desire that the Products will be ready for initial delivery by InControl to Viveve beginning on August 15, 2017 (“Initial Delivery Date”), and a schedule of Viveve’s initial Products purchase order on the Initial Delivery Date is set forth in Section 9(c) below. After purchasing any Products from InControl pursuant to this Agreement, then, subject to complying with the Product Pricing List set forth on Exhibit A, Viveve shall otherwise be free to price for resale, market, promote, distribute and sell the Products within the Market in such manner and upon such terms as it determines in its sole discretion; provided, however, that Viveve’s advertising, marketing and promotion of the Products shall be subject to complying with this Agreement.

e.     Non-Market Sales by InControl. It is mutually understood and agreed by the parties that InControl may freely and without restriction hereunder continue to directly and indirectly (including through other distributors and/or wholesalers) market, promote, distribute and sell any and all of the Products to any customers (i) in markets and to customers outside of the Market and to [*****] and [*****] within the Market; (ii) in the Market commencing from and after the date on which Viveve fails to achieve (or pay for) any Minimum Order Volume (as defined below); or (iii) in the Market if Viveve otherwise materially breaches this Agreement and does not cure such breach within fifteen (15) days of InControl’s written notice of material breach.

4.     No Agency. Viveve will act as an independent contractor and will not act (or represent that it has authority to act) as InControl’s agent with respect to marketing, promoting, purchasing, distributing and selling the Products. Viveve will market, promote, distribute, buy and sell the Product within the Market branded as follows: InTone™ by Viveve, ApexM™ by Viveve, Intensity™ by Viveve, and InToneMV™ by Viveve. All sales of Products by Viveve will be for its own account, and, except as expressly provided herein, will not be subject to InControl’s supervision in connection with marketing and promoting such purchases and sales within the Market; provided, however, that InControl shall be entitled to review all of Viveve’s Products marketing and promotional materials for regulatory compliance and to otherwise impose such minimum standards thereon as may be commercially reasonable and are reasonably acceptable to Viveve. Neither party has the right or authority to create any obligation on behalf of, or in the name of, the other party or to bind it in any manner.

5.     Obligations of Viveve. Subject, and in addition, to the other duties and obligations of Viveve set forth in this Agreement, Viveve agrees during the term of this Agreement to:

a.     In coordination with, and with the full support of, InControl, fully introduce, promote and roll out the Products, at [*****], to its internal sales force (and support staff) at [*****] meeting to be held on [*****], in [*****] (“Roll-Out Sales Force Meeting”).

b.     Design, develop and implement, at [*****], an advertising, marketing and promotional campaign for the Products in coordination with InControl. Viveve shall provide written reports and/or status updates to InControl, upon InControl’s periodic reasonable request, with respect to Viveve’s advertising, marketing and promotional campaign for the Products.

c.     Market, promote, distribute and sell the Products within the Market through its existing and potential future internal direct sales force and through such other distribution channels as it may determine. In carrying out these obligations, Viveve shall be free to market, promote, distribute and sell competing products manufactured by third parties and by Viveve or its affiliates; provided, however, that Viveve agrees that, during the term of this Agreement, neither it nor its affiliates, shall market, promote, distribute or sell (or contract to do so) any product which substantially replicates all or almost all of the key features of InControl’s InTone™, InToneMV™, ApexM™ and/or IntensityTM devices including [*****]. For clarity, nothing in this Agreement shall be construed to restrict or limit Viveve from marketing, promoting, distributing or selling its Geneveve™ product as this product exists as of the Effective Date, including improvements, enhancements, modifications, updates, new versions and future iterations of such product; provided that such product will not include [*****].

d.     Adopt no marketing, promotion, distribution or sales methods and make no representations with reference to the Products which are unlawful, unethical or in violation of any regulatory requirements (i.e., FDA or ISO), and not (directly or indirectly) pay, give or authorize payment or gift of any monies or other consideration to any governmental official, candidate or political party or physician to aid in obtaining sales of the Products in violation of any applicable laws.

e.     Collaborate with InControl on Accessories, distribution, sales channels, support services and other opportunities to maximize the success of the Products within the Market.

6.     Obligations of InControl. Subject, and in addition, to the other duties and obligations of InControl under this Agreement, InControl agrees during the term of this Agreement to:

a.     Actively coordinate with Viveve (at no cost to Viveve) in connection with the introduction, promotion and roll-out of the Products to Viveve’s sales force at the Roll-Out Sales Force Meeting and provide such additional educational and sales training to Viveve’s sales force (and support staff) with respect to the Products in connection with the Roll-Out Sales Force Meeting as may be necessary or desirable to provide Viveve’s sales force (and support staff) with the necessary or desirable background, education and sales training to effectively market, promote, distribute and sell the Products within the Market; provided that Viveve [*****].

b.     Provide ongoing educational and sales training (at no cost to Viveve) to Viveve’s sales force (and support staff) to enable Viveve’s sales force to effectively market, promote and sell the Products within the Market; provided that Viveve [*****].

c.     Provide any and all reasonable end-user patient customer service and support to end-user patients who have purchased any Products from licensed medical professional offices and hospitals (other than [*****] and [*****]) that were originally sold by Viveve within the Market, including addressing any end-user patient questions, complaints or Product returns in compliance with InControl’s End-User Warranty (as defined below).

d.     Provide Viveve from time to time with input and advice concerning Viveve’s advertising, marketing, promotion and sale of the Products within the Market, including with respect to regulatory compliance.

e.     Collaborate with Viveve on Accessories and sales channels and other opportunities to maximize the success of the Product within the Market.

f.     Comply with all applicable regulatory requirements (i.e., FDA and ISO) and laws and maintain all applicable regulatory approvals in the manufacture, and sale to Viveve, of the Products.

7.     Infringement. Viveve will inform InControl promptly of any claim, court action, or other legal action brought by any wholesaler, other distributor, customer or governmental authority against Viveve for any infringement of patent, trademark, copyright or other proprietary rights of InControl associated with the Products or for any violation of laws due to design, assembly, manufacture, marketing, promotion or sale of the Products, promptly after Viveve learns of the same. InControl will indemnify, defend and hold harmless Viveve from and against any such claim or action and will thereupon have full authority to settle or compromise any such claim or action (provided that InControl shall not settle any claim involving Viveve without Viveve’s prior written consent, not to be unreasonable withheld, conditioned or delayed), and Viveve will give reasonable assistance to InControl in conducting any such defense at InControl’s expense. InControl’s responsibility for indemnification of any claims, court actions or other legal action under this Section 7 will be limited to [*****]. Any modification or alteration made by Viveve to the InControl supplied Products, packaging, advertising or promotional materials shall relieve InControl of its indemnification obligations hereunder to the extent the infringement is caused by such modifications or alterations.

8.     Term and Termination. The initial term of this Agreement shall be from the Effective Date through [*****], subject to early termination as follows:

a.     In addition to the termination of Viveve’s exclusivity rights under Section 3(c) above, InControl may otherwise terminate the remainder of the term of this Agreement upon written notice to Viveve if Viveve at any time fails to submit an order to InControl (and/or pay) for at least [*****] units of Products (excluding Accessories) [*****] during the term of this Agreement (such order amount, the “Minimum Order Volume”).

b.     Either party may terminate the remainder of the term of this Agreement upon written notice to the other party in the event such other party defaults or fails to perform any of its material duties or obligations hereunder (other than Section 8(a) above), and such default or nonperformance continues for a period of fifteen (15) days uncured after written notice is given to the defaulting or non-performing party requesting it to cure such default or nonperformance.

c.     Either party may terminate this Agreement immediately and without notice if the other party (i) commences or has commenced against it any proceeding under any bankruptcy, insolvency, debtor’s relief law or similar law; (ii) has a receiver appointed for it or any of its property; (iii) becomes insolvent or unable to pay its debts as they mature or ceases to pay its debts as they mature in the ordinary course of business; or (iv) makes a general assignment for the benefit of its creditors.

Provided that this Agreement is not terminated early as set forth above, at least six months in advance of the scheduled expiration date of the initial term of this Agreement, a senior officer of each of InControl and Viveve shall meet in person to discuss whether to renew the initial term of this Agreement for another five (5) years (or such other period as mutually agreed), as well as the other terms and conditions of any such renewal.

No termination of this Agreement shall release either party from any obligation or liability to pay to the other party any amounts due to the other party as of and through the date of such termination, nor shall any such termination release either party from any liability or obligation which at the time of such termination has already accrued to the other party or which thereafter may accrue in respect to any act or omission prior to such termination, nor will any such termination hereof affect in any way the survival of any right, duty or obligation of any party which is expressly stated elsewhere in this Agreement to survive the termination of this Agreement.

9.     Terms of Sale.

a.     The initial applicable purchase prices for the Products and Accessories payable by Viveve to InControl shall be as set forth on the Product Pricing List set forth on Exhibit A. The applicable Product purchase prices set forth on Exhibit A shall be in effect for the term of the Agreement; provided, however, that the applicable Product purchase price shall be subject to potential adjustment to reflect increases or decreases in InControl’s Product cost (i.e., parts plus labor) from time to time. Any such pricing adjustment shall be effective [*****] after written notice thereof is provided by InControl to Viveve, along with reasonable documentation supporting InControl’s increased or decreased Products cost. During normal business hours and upon reasonable advance notice and not more than [*****], InControl will, for the term of this Agreement and [*****] thereafter, permit Viveve or an independent third party (subject to such third party executing a confidentiality agreement reasonably satisfactory to InControl) reasonable access, at Viveve’s sole cost and expense, to audit Viveve’s cost records to confirm InControl’s costs for the parts and labor for the Products. If an audit reveals that InControl has overcharged Viveve for the Products, InControl shall be invoiced for and shall pay to Viveve an amount equal to the shortfall between the correct amount for the Products and the amount actually paid by Viveve plus interest thereon at the rate of one and a half per cent (1.5%) per month. If the amount of the overpayment exceeds 5% of the fees due, then, without prejudice to Viveve’s other rights and remedies, InControl shall also pay Viveve’s reasonable costs of conducting the audit.

b.     All payments for Products ordered by Viveve are due in full (and without any discount, offset or withholding) from Viveve to InControl within fifteen (15) days of the date of invoice from InControl, less any returns made by Viveve in good faith for any units of defective Product.

c.     Except for the initial purchase order reflected below, Viveve shall transmit all purchase orders for Products to InControl by e-mail, mail, telephone or facsimile. Except for the initial purchase order reflected below, InControl shall confirm receipt of all purchase orders within three (3) business days of receipt and, thereupon, all such purchase orders shall be binding on both parties. No future purchase order submitted by Viveve for purchase of Products shall obligate InControl unless and until such purchase order is accepted by InControl. InControl shall use its commercially reasonable efforts to accept any validly submitted purchase order for the Products and to manufacture and deliver the Products to Viveve. Viveve and InControl shall mutually agree on an acceptable future purchase order form to use in connection with submitting and confirming all future Product purchase orders hereunder. This Agreement represents the initial purchase order by Viveve from InControl of the following Products for delivery to Viveve on the Initial Delivery Date:

Initial Delivery Date Purchase Order:

Product	Quantity	Total Purchase Price*
InToneTM	[*****]	$[*****]
InToneMVTM	[*****]	$[*****]
ApexMTM	[*****]	$[*****]
IntensityTM	[*****]	$[*****]
Accessories (Gel)	[*****]	$[*****]
Total		$[*****]
* Based on Exhibit A.

d.     All shipments of the Products to Viveve hereunder will be F.O.B./F.A.S. InControl’s manufacturing facility in Brookfield, Wisconsin. Risk of loss shall pass to Viveve upon InControl’s shipment. Viveve shall pay all shipping and freight costs, taxes and other governmental charges, sales tax, import or export duties, as well as all of its own advertising, promotional and marketing expense of and for the Products. The parties agree to use their reasonable efforts to mutually agree upon utilizing the lowest cost shipping method for all Products orders. If any such charges are paid by InControl and are not included in the originally invoiced price, InControl will invoice Viveve separately for those charges.

10.     Patents, Trademarks and Copyrights.

a.     InControl’s Exclusive Ownership of its Intellectual Property Rights. InControl’s patents, Trademarks, brand names and copyrights are and shall remain the exclusive property of InControl, which shall continue to have the exclusive rights to register the patents, trademarks, brand names and copyrights and (where applicable) to apply for entry or removal of Viveve as a registered user thereof; and Viveve agrees to be so entered or removed, in accordance with InControl’s directions, and shall execute all documents required to accomplish such entry or removal. Expressly included within the scope of InControl’s exclusive rights are domain names, social media identifiers and the like which incorporate some or all of the Trademarks or brand names of InControl. Viveve shall not register or seek to register any domain name, url, social media identifier, handle or the like which incorporates some or all of the Trademarks of InControl.

b.     License. Pursuant to, and to the extent necessary to implement the terms of this Agreement, InControl hereby grants to Viveve an exclusive, non-royalty bearing, sublicensable (to third parties who display promotional materials on Viveve’s behalf) license to use, copy, reproduce, display and publish the Trademarks in the Market for the limited purpose of promoting and selling Products supplied by InControl to Viveve and for no other purpose. The scope of the trademark license granted hereunder is strictly construed and Viveve shall not and agrees that it shall not use the Trademarks (i) outside the Market; (ii) in conjunction or association with any products or goods other than the Products; or (iii) in any manner not expressly permitted hereunder. InControl also grants to Viveve a limited license to copy, modify, adapt, use and prepare derivative works of all packaging and promotional materials related to the Products developed by InControl (collectively the “Works”) for the sole and limited purpose of promoting and selling the Products supplied by InControl to Viveve and for no other purpose. Viveve’s modification and use of the Works are subject to the Quality Control provisions of Section 10.e. below.

c.     Reservation. It is understood that InControl reserves to itself the right to use the Trademarks on any products or services in any markets or trade channels not solely and exclusively licensed to Viveve hereunder. Further, it is understood that InControl reserves to use itself or license to others the right to use the Trademarks on any products or services in any markets or trade channels not exclusively licensed to Viveve hereunder.

d.    Viveve’s Use of the Trademarks and Works. Viveve will use the Trademarks and Works only in accordance with InControl’s trademark usage guidelines (attached hereto as Exhibit B), which may be reasonably updated by InControl from time to time. All uses of the Trademarks, including all goodwill that results therefrom, shall inure to the sole benefit of InControl. Viveve shall not acquire any rights in the Trademarks or Works by virtue of any use it makes of the Trademarks and Works. Viveve has not and shall not attempt to register the Trademarks or Works alone or as part of its own trademark or copyright, nor shall Viveve adopt as its own, or attempt to register any marks the same as or confusingly similar to the Trademarks or modification of the Works. Viveve shall not use all or a portion of the Trademarks as any part of its company name or any division thereof and is prohibited from registering or using all or portion of the Trademarks in any domain name or uniform resource locator (URL) address. Should InControl grant a written exception to this prohibition, then Viveve shall and agrees to transfer such domain name to InControl upon termination or expiration of this Agreement. Viveve shall not use the Trademarks as part of any social media marketing without the advance express written permission of InControl, including but not limited to web sites involving user generated content, third party social networking sites (such as Facebook, Twitter, YouTube, etc.), or blogger outreach programs.

e.     Quality Control. Through its many years of use of the Trademarks and Works in the marketplace, InControl has established and consumers have come to associate a high level of quality with the Trademarks, the Works and Products sold thereunder. In light of this established consumer goodwill, Viveve shall not knowingly do any act or omission that will impair or adversely affect the goodwill associated with the Trademarks or the Works. Upon reasonable request by InControl, Viveve agrees to submit to InControl, representative samples of any and all uses by Viveve of the Trademarks and/or Works (or modifications thereof) for InControl’s inspection and analysis. In the event that InControl objects to any use of the Trademarks or Works (or modifications thereof) by Viveve, InControl shall provide written notice identifying the “Objected Materials” and Viveve shall use any and all commercially reasonable efforts to cease any and all use by Viveve of the Objected Materials. Ongoing use of the Objected Materials by Viveve in violation of this section shall constitute a material breach of the license granted hereunder.

f.     Validity/Title. Viveve acknowledges InControl’s ownership, right and title to the Trademarks, Patents and copyright rights and shall not contest such ownership, right and title, nor knowingly do any act or omission that will impair the rights of InControl with respect to such Trademarks, Patents or copyrights.

g.     Viveve’s Duty to Cease Use. Viveve shall and agrees that it shall cease any and all use of the Trademarks, Works (or modifications thereof) patents, domain names, url’s, social media identifiers or handles of InControl upon the expiration or termination of the Agreement; provided that, unless the Agreement was terminated by InControl for Viveve’s material breach, Viveve may sell and offer for sale any Products purchased from Viveve prior to such expiration or termination of the Agreement. Viveve acknowledges that its failure to cease the use of the Trademarks, Works (or modifications thereof), patents, domain names, url’s, social media identifiers or handles of InControl will result in immediate and irremediable damage to InControl and to the rights of any subsequent licensee. Viveve acknowledges and admits there is no adequate remedy at law for such failure, and Viveve agrees that in the event of such failure, InControl shall be entitled to seek equitable relief by way of temporary and permanent injunctions and such other and further relief as any court with jurisdiction may deem just and proper. Viveve will join with InControl in executing all documents and doing all acts and things as shall be necessary or convenient for cancelling any entry in any register of patents, trademarks, brand names, copyrights, domain names, url’s, social media identifiers or handles involving the right of Viveve to use any of InControl’s patents, trademarks, brand names, domain names, url’s, social media identifiers or handles.

11.      Product Liability Insurance. InControl covenants that it has, and will hereafter keep in full force and effect at all times during the term of this Agreement and for five (5) years thereafter, product liability insurance with respect to the Products with coverage at least in an aggregate and per claim amount of $ 1 million. InControl shall, upon Viveve’s request from time to time, provide Viveve with one or more certificates of insurance evidencing such product liability insurance coverage. Viveve will be named as an additional insured under such policy.

12.     Indemnification for Uninsured Product Liability Claims. InControl agrees to indemnify, hold harmless and defend Viveve from and against any and all damages, claims, liabilities, injury, losses, costs or expenses (including reasonably attorneys’ fees and costs) arising out of or related to any third party demand, action, cause of action, claim or lawsuit which is related to the use of the Products, including without limitation, the improper or defective design, manufacture or assembly of any of the Products.

13.     Force Majeure. Neither party shall be liable to the other party for failure or delay in the performance of any of such party’s obligations under this Agreement, if such failure or delay is caused by, due to, or arises from an act of God, act of government, catastrophe, lack of or inability to obtain raw materials, labor or supplies, work stoppage, embargo, strike, import restrictions or delays, the provisions of any present or future law, inability to meet demand, or other situations, whether similar or dissimilar to the foregoing, resulting from causes not within the control of such party.

14.     Notices. All notices provided for in this Agreement (other than Purchase Orders) shall be in writing and sent by mail, e-mail, PDF or facsimile, addressed to the applicable address set forth below, provided that notices sent by e-mail, PDF or facsimile must be confirmed in writing by similar notice methods by the recipient within 24 hours to be effective.

If to InControl:	Incontrol medical, llc 3225 Gateway Road, Suite 250 Brookfield, WI 53045 ATTN: Herschel “Buzz” Peddicord Fax: 262-373-0463 E-Mail: hpeddicord@incontrolmedical.com

If to Viveve:	VIVEVE MEDICAL, INC. 150 Commercial Street Sunnyvale, CA 94086 ATTN: Scott Durbin Fax: 408-530-1919 E-Mail: sdurbin@viveve.com

15.     Confidential Information. All customer, prospect and price lists, plans, drawings, blueprints and other documents relating to the business of each party hereto and/or the Products shall be and remain the sole and exclusive property of such party and shall be treated by each party hereto as confidential information and neither disclosed to any third party without the other party’s prior written approval nor used for any purpose other than sales of Products pursuant to the terms of this Agreement. Upon either party’s request, the other party shall execute, and cause all of its affiliates, representatives, officers and employees to execute, an agreement in a form and substance satisfactory to the requesting party restricting use and disclosure of such confidential information.

16.     Dispute Resolution. All disputes between the parties arising out of or relating to this Agreement shall first be discussed in person between senior representatives of both parties, and if such dispute is not resolved within thirty (30) days as a result of such meeting, then shall be finally settled by binding arbitration in Chicago, Illinois under the American Arbitration Association Commercial Arbitration Rules, by one arbitrator appointed in accordance with the said Rules. The award of any such arbitration shall be final and binding on both parties and shall be enforceable in any court having jurisdiction.

17.     No Assignment. Neither party may assign this Agreement or any of its rights or obligations hereunder without the written consent of the other party; provided that either party may assign this Agreement as a whole to a successor to all or substantially all of its business or assets related to this Agreement (subject to Section 22). This Agreement shall be binding upon any acquirer of, or successor to, either party.

18.     Warranty To-End-User Customers; Limitation on Liability. InControl shall provide a written one-year limited warranty with respect to each of the Products to the original end-user patient purchaser of that Product and subject to the terms and conditions set forth therein (“End-User Warranty”). However, InControl makes no warranties or representations whatsoever with respect to the Products, whether express or implied, to Viveve or to any of Viveve’s physician, clinic, hospital or other direct purchaser customers. Without limiting the foregoing, InControl specifically disclaims the implied warranties or merchantability and fitness for particular purpose, and any warranties arising from course of dealing or usage of trade. Except for InControl’s indemnification obligations hereunder, InControl shall not be liable to Viveve or to any of Viveve’s direct or indirect customers for any consequential, incidental, indirect, punitive or special damages arising out of or related to any of the Products, this Agreement or InControl’s performance or breach, whether based on breach of contract, breach of warranty, negligence or other tort, strict liability, or under any other theory of law or equity. Viveve shall not be liable to InControl or its affiliates for any consequential, incidental, indirect, punitive or special damages arising out of or related to any of the Products, this Agreement or Viveve’s performance or breach, whether based on breach of contract, breach of warranty, negligence or other tort, strict liability, or under any other theory of law or equity.

19.     Viveve Investment in InControl. On the Effective Date, Viveve shall invest $2,500,000 of cash to purchase [*****] newly issued common membership units of InControl directly from InControl (representing approximately [*****] of InControl’s post-issuance then outstanding fully-diluted common membership units as of the Effective Date) at [*****] per unit, subject to Viveve’s execution of InControl’s standard investor subscription agreement and Viveve becoming a party to InControl’s Operating Agreement, as amended.

20.     InControl Board Seat. Viveve shall have the right to nominate, and InControl will cause to be appointed or elected, one individual to sit on InControl’s Board of Managers, which individual shall be reasonably acceptable to InControl, for as long as Viveve continues to own at least 5% of InControl’s then outstanding fully-diluted outstanding common membership units.

21.      Maturity Date of Promissory Notes. As of the Effective Date, InControl is party to certain promissory notes secured by the Company’s intellectual property rights. InControl hereby warrants that it shall, prior to December 31, 2017, amend the maturity date of such promissory notes to a maturity date no earlier than December 31, 2019.

22.     Termination or Material Breach after Change of Control of Either Party. Following the consummation of a sale, merger or exchange to or with a third party of more than 50% of the then outstanding fully-diluted common membership units or common stock of either InControl or Viveve, or the sale of all, or substantially all, of the assets of either InControl or Viveve (“Change of Control”), if (a) the third party does not specifically assume this Agreement and such Change of Control transaction requires or involves an assignment of this Agreement to such third party or (b) if the party subject to such Change of Control (“CoC Party”) (i) terminates this Agreement, and such termination is not otherwise permitted pursuant to this Agreement, or (ii) defaults or fails to perform any of its material duties or obligations hereunder, and such default or nonperformance continues for a period of [*****] uncured after written notice is given by the non-CoC Party to the CoC Party requesting it to cure such default or nonperformance, then the CoC Party shall [*****]. The parties acknowledge that [*****] specified in this Section 22 are [*****] such unexcused termination or material breach by the CoC Party. The parties hereby acknowledge the inconvenience or nonfeasibility of the non-CoC Party otherwise obtaining an adequate remedy for such unexcused termination or material breach by the CoC Party. [*****], and when made, shall constitute full satisfaction and final settlement of any and all claims and demands by the non-CoC Party with respect to such unexcused termination or material breach by the CoC Party, and [*****] will constitute the non-CoC Party’s sole and exclusive remedy for any such claims or demands, whether said claims and demands of the non-CoC Party are based in contract, tort (including negligence and strict liability), or otherwise (other than with respect to InControl’s indemnification obligations).

23.     Entire Agreement; Amendment. This Agreement (including Exhibit A), together with the agreements referenced in Section 19, represent the entire agreement between the parties with respect to the subject matter hereof and supersede and terminate all prior correspondence and/or agreements, whether written or oral, entered into between the parties with respect to said subject matter. Except as expressly provided in this Agreement, no amendment hereof shall be valid or given any effect whatsoever, unless made in writing and executed by duly authorized officers of both parties.

24.     Headings. The headings and captions used in this Agreement are for convenience only and shall not be considered part of the subject matter hereof.

25.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

26.     Severability. If any provision of this Agreement is determined to be unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

VIVEVE MEDICAL, INC.		INCONTROL MEDICAL, LLC

By:	/s/ Scott Durbin	By:	/s/ Buzz Peddicord
	Scott Durbin		Herschel “Buzz” Peddicord
	Chief Financial Officer		Chief Executive Officer

[Signature Page]

EXHIBIT A

PRODUCT Pricing LIST

Products	Product Price[1]	InControl’s Current Cost[1]
InTone™	$[*****]	[*****]
InToneMV™	$[*****]	[*****]
ApexM™	$[*****]	[*****]
IntensityTM	$[*****]	[*****]
Accessories	[*****]

[1]Exclusive of [*****] costs as set forth and described in Section 9, and [*****]. InControl’s cost is defined as its then applicable cost for parts and labor for the applicable Products ordered, and is subject to change as set forth in Section 9(a).

A-1